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                                                                      Exhibit n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 20, 2002, relating to the statement of assets and liabilities of PIMCO New York Municipal Income Fund II as of June 19, 2002 and the related statement of operations for the one day then ended. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
June 24, 2002